SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549



                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                     THE SECURITIES AND EXCHANGE ACT OF 1934

               Date of Report: (Date of earliest event reported):
                     February 22, 2005 (February 16, 2005)


                           Blue Dolphin Energy Company
             (Exact name of registrant as specified in its charter)



         Delaware                      0-15905                    73-1268729
(State of Incorporation)      (Commission file Number)          (IRS Employer
                                                             Identification No.)

                             801 Travis, Suite 2100
                              Houston, Texas 77002
              (Address of Registrant's principal executive offices)

                                 (713) 227-7660
              (Registrant's telephone number, including area code)



Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

     |_| Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

     |_| Soliciting material pursuant to rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

     |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

     |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))



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ITEM 3.01 NOTICE OF DELISTING OR FAILURE TO SATISFY A CONTINUED  LISTING RULE OR
STANDARD; TRANSFER OF LISTING.

     On February 16, 2005, Blue Dolphin Energy Company, a Delaware corporation (the "Company"), received a notice from the Nasdaq Stock Market ("NASDAQ") indicating that its common stock did not meet the continued listing requirement for the Nasdaq SmallCap Market set forth in Nasdaq Marketplace Rule 4310(c)(4) because the common stock traded below the minimum bid price requirement of $1.00 for a period of 30 consecutive business days. Therefore, in accordance with Nasdaq Marketplace Rule 4310(c)(8)(D), the Company is being provided 180 calendar days, or until August 15, 2005, to regain compliance. If, at anytime before August 15, 2005, the bid price of the Company's common stock closes at $1.00 per share or more for a minimum of 10 consecutive trading days, the staff of NASDAQ will provide written notification that it complies with the rule.

     If the Company's common stock cannot regain compliance with Nasdaq Market Place Rule 4310(c)(4) by August 15, 2005, the staff of NASDAQ will determine whether the Company common stock meets the NASDAQ SmallCap Market initial listing criteria as set forth in Marketplace Rule 4310(c), except for the bid price requirement. If it meets the initial listing criteria, the staff of NASDAQ will notify the Company that it has been granted an additional 180 calendar days to meet the $1.00 minimum bid price requirement. If the Company is not eligible for an additional compliance period, the staff of NASDAQ will provide written notification that the Company's common stock will be delisted. At that time, the Company may appeal the determination to delist its common stock to a Listing Qualifications Panel.


SIGNATURE



     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date:   February 22, 2005.

                                                     BLUE DOLPHIN ENERGY COMPANY

                                                      /s/ G. Brian Lloyd
                                                     ---------------------------
                                                     By:  G. Brian Lloyd
                                                     Vice President, Treasurer